EXHIBIT 99



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                [PEOPLES-SIDNEY FINANCIAL CORPORATION LETTERHEAD]


                                          FOR IMMEDIATE RELEASE
                                          Contact: Douglas Stewart, President
                                          or Debra Geuy, Chief Financial Officer


                 PEOPLES-SIDNEY FINANCIAL CORPORATION ANNOUNCES
                              STOCK BUYBACK PROGRAM


Sidney, Ohio
September 15, 2000

Douglas Stewart, President of Peoples-Sidney Financial Corporation, parent company of Peoples Federal Savings and Loan Association, announced its intention today to commence the repurchase of up to 5% of its outstanding shares in the open market over the next twelve months. The repurchase program is expected to commence immediately. These shares will be repurchased at prevailing market prices from time to time over a twelve month period depending on market conditions.

Peoples  Federal  serves  Shelby  County  with  offices  located at 101 E. Court
Street, Sidney, 403 S. Pike Street, Anna; and 115 E. Pike Street, Jackson Center, Ohio. The corporation had assets of $129 million and $17 million in shareholders' equity as of June 30, 2000.